UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
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CVS HEALTH CORPORATION

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Annual Meeting Stockholder Engagement May 2020

Cautionary statement concerning forward-looking statements

This presentation includes forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties related to the COVID-19 pandemic, the severity and duration of the pandemic, the pandemic's impact on the U.S. and global economies and consumer behavior and health care utilization patterns, and the timing, scope and impact of stimulus legislation and other federal, state and local governmental responses to the pandemic, as well as the risks and uncertainties described in our Securities and Exchange Commission ("SEC") filings, including those set forth in the Risk Factors section and under the heading "Cautionary Statement Concerning Forward-Looking Statements" in our most recently filed Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and our recently filed Current Reports on Form 8-K.

This presentation includes non-GAAP financial measures that we use to describe our company's performance. In accordance with SEC regulations, you can find the definitions of these non-GAAP measures, as well as reconciliations to the most directly comparable GAAP measures, on the Investor Relations portion of our website.

Link to our non-GAAP reconciliations: https://s2.q4cdn.com/447711729/files/doc_financials/2019/q4/Q4-2019-Non-GAAP-Reconciliation.pdf

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CVSHealth.

Strategic priorities to accelerate growth and transform the way health care is delivered

The most consumer-centric health company

- **Powerful health care decision-making engine** informed by data and analytics
- **Owner economics** enable broader ability to deliver value across enterprise
- **Recognized and trusted brand**, supported by large workforce of clinicians and support professionals
- **Deep local footprint of consumer-facing assets** including retail stores and MinuteClinic®

Aetna integration

- The Aetna transaction strengthened our ability to achieve our strategic priorities and transform health care

NEW OPPORTUNITY

Unmatched expertise across multiple areas of health care

Businesses with aligned objectives and complementary assets

Data-driven, robust technology foundation

- Grow and differentiate our businesses
- Deliver transformational products and services
- Create a consumer-centric technology infrastructure
- Modernize Enterprise functions and capabilities

CVS Health has unmatched consumer touchpoints through its retail pharmacy and MinuteClinic and HealthHUB® locations – making it unique among health care peers

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CVS Health.

4 Providers • Enabled Aetna - contracted health care providers to focus on patient care by streamlining processes , including: – Changed prior authorization requirements for post - acute hospitals and long - term acute hospitals nationally to help hospitals make room for more patients – Streamlined provider credentialing process so there can be more health care professionals caring for patients – Committed to timely and accurate payment of claims, and – Enhanced telemedicine policies to enable more providers to visit patients virtually Communities • Opened large - scale COVID - 19 testing sites across 5 states in collaboration with federal, state and local officials and establishing additional testing sites; targeting up to 1,000 locations across the country by the end of May • Expanded Coram infusion services nationwide working in partnership with hospitals and providers to help transition eligible IV - therapy patients to home - based care, freeing up hospital capacity • Will be positioned to provide medication therapies and vaccines , when available, at our retail pharmacy locations nationwide • Investing nearly $50 million through our Company and foundations to support food insecurity among vulnerable populations, access to telehealth for the underserved, personal protective equipment and mental health support for front - line workers and investments in community resilience funds CVS Health is uniquely positioned to help the country through the COVID - 19 pandemic Colleagues • Implemented social distancing and enhanced cleaning protocols • Within retail stores distributed personal protective equipment and outfitted stores with plexiglass barriers • Shipped face masks to worksite locations to provide everyone who comes into the office with a company - provided face mask • Provided colleagues enhanced benefits including one - time bonuses to frontline colleagues, paid sick leave extended to part - time colleagues and provided paid time off to employees who test positive for COVID - 19 or are quarantined due to exposure • The economic wellbeing of our employees has been maintained, and we are hiring 50,000 full - and part - time and temporary workers • Provided colleagues with enhanced resources including dependent care support through employee assistance programs Consumers and members • Waived copays for COVID - 19 related diagnostic testing for insured members • Waived out - of - pocket costs for Commercial and Medicare Advantage members for COVID - 19 related inpatient admissions and covered all telehealth visits with in - network providers through early June • Extended maintenance prescriptions and waived early refill limits to support medication adherence • Addressed mental and emotional health impacts through Aetna’s Resources for Living ® • Proactively contacted Aetna members most - at - risk to inform them about protection measurers , where to get information about the virus and where to get tested • CVS Pharmacy waived fees associated with home delivery for prescriptions and accompanying front store sales We have focused our Enterprise resources on the wellbeing and safety of our colleagues, consumers and the communities we serv e

5 Executive compensation program supports achievement of strategic priorities Performance metric Weighting Metric rationale Annual Cash Incentive 18% of 2019 CEO Target Pay Mix MIP Adjusted Operating Income 80% • Key measure of profitability followed closely by investors Retail Customer Service, PBM Client Satisfaction and Health Care Benefits Member Satisfaction Result 20% • Drivers of recurring revenue and the achievement of long - term strategic and operational goals • Emphasize and reinforce the business objectives of the Enterprise Individual Performance Goals Modifier 0 - 120% • Pre - approved, position - specific goals related to business operations, Aetna integration, and talent and organizational development • Potential to decrease the cash incentive to $0 or increase it by no more than 20% PSUs 55% of 2019 CEO Target Pay Mix 2021 Adjusted EPS 100% • Measures profitability and performance during final year of the 3 - year period Leverage Ratio Modifier +/ - 25% • Measures achievement of our goal of debt reduction over the 3 - year period • Focus on capital structure to resume normal capital deployment Relative Total Shareholder Return Modifier +/ - 25% • Company’s TSR performance relative to a peer group over the 3 - year performance period PSUs include a 2 - year holding requirement for any shares earned, creating greater alignment to long - term stockholder value Performance metrics align to shift in our business strategy, with enhanced transparency on the target setting process The MP&D Committee is firmly committed to incentivizing management to remain focused on drivers of sustainable performance

6 Accelerated PSUs to our CEO align long - term incentives to integration and transformation • The decision to award the PSUs at this time was intended to most effectively align our CEO’s long - term incentives to the completion of the Aetna integration and the first phase of the Company’s initiatives to help transform health care • The PSUs are conditioned upon attaining both absolute and relative performance goals through the end of a 3 - year performance period , regardless of vesting; net shares earned are subject to an additional 2 - year holding period • Our CEO’s 2019 PSUs are capped at no more than one million shares under the terms of the 2017 Incentive Compensation Plan and the related award agreements, which serves to limit the value of any earned payout • This award was in lieu of an annual 2020 PSU award , not an additional equity grant • The MP&D Committee’s decision to accelerate this award was discussed with stockholders during engagement In August 2019, the MP&D Committee approved accelerating the grant date of Larry Merlo’s 2020 annual PSU award The PSU award is earned subject to the achievement of pre - defined performance targets, which is determined using the following metrics that were selected following engagement with stockholders: 2021 Adjusted Earnings Per Share Leverage Ratio Modifier Relative TSR Modifier • These metrics are key to driving long - term, sustained growth and will be critical measures of success for our stockholders • The performance targets set for the metrics are consistent with the guidance we provided at Investor Day in June 2019

Accelerated PSUs to our CEO align with our shift in business strategy and commitment to reduce debt and drive long-term growth

Equity Awards	Vehicle	2017	2018	2019	2020	2021	2022	2023	2024	2025
2017	LTIP Award (50%)	• Return on Net Assets, subject to rTSR modifier • 3-year performance period			2-year holding period					
	RSUs (25%)	• Vests in two equal installments – 50% on the third anniversary and 50% on the fifth anniversary								
	Stock Options (25%)	• 4-year ratable vesting; 7-year term								
2018	LTIP PSUs (50%)		• Aetna synergies and development and launch of integrated offerings, subject to rTSR modifier • 3-year performance period			2-year holding period				
	EBITDA PSUs (25%)		• Adjusted EBITDA, subject to rTSR modifier							
	Stock Options (25%)		• 4-year ratable vesting; 7-year term							
2019	2019 Annual PSUs (75%)			• 2021 Adjusted EPS, subject to rTSR and leverage ratio modifiers • 3-year performance period			2-year holding period			
	Stock Options (25%)			• 4-year ratable vesting; 10-year term						
	August 2019 PSUs (75% of 2020 target equity value)			• Same metrics as 2019 Annual PSUs • Granted in lieu of 2020 PSUs *(see slide 6)* • 3-year performance period; vests 5/2021			2-year holding period			
2020	Stock Options (25% of target equity value)				• 4-year ratable vesting; 10-year term					
2021 Anticipated[1]	Annual PSUs (75%)					• Metrics determined by MP&D Committee and aligned to our stated business objectives • 3-year performance period			2-year holding period	
	Stock Options (25%)					• 4-year ratable vesting; 10-year term				

The variation in vesting of awards and the continued grant of stock options ensures there are no gaps in compensation timing, which solidifies the retentive component of our executive compensation equity grants and creates further alignment with stockholders

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1. Illustrative only, assuming no changes to current, normal course annual equity grant practices.

CVSHealth.

8 Accelerated PSUs to our Chief Policy and External Affairs Officer/General Counsel to retain his services through the Aetna integration and execution of our Transformation initiatives ► Tom Moriarty is critical to the Company’s ongoing successful navigation of the regulatory, legal and public policy landscapes as we continue our transformative journey ► The August 2019 PSUs were granted to retain Mr. Moriarty’s services through the Aetna integration and execution of our Transformation initiatives and to provide continuity of critical legal, policy and government affairs support to our Board and senior leaders through December 2022 In August 2019, the MP&D Committee also approved accelerating the grant date of our EVP, Chief Policy and External Affairs Officer and General Counsel’s 2020, 2021 and 2022 annual PSU awards Mr. Moriarty has delivered superlative results in his leadership of the Company’s public policy, external/government affairs, corporate communications and legal matters during a critical transition period following the closing of the Aetna acquisition Mr. Moriarty’s August 2019 PSU Award ► This grant was in lieu of his 2020, 2021 and 2022 annual PSU awards, and he will not be granted any annual PSUs in these years ► The vesting date is December 31, 2022, nine months later than the 2019 Annual PSUs, to account for the multi - year nature of the grant ► The net shares earned are subject to a 2 - year post - vesting holding period ► Mr. Moriarty received a stock option grant in April 2020, and it is expected that he will receive option grants in April 2021 and 2022, as part of our normal course equity grant practices

9 Compensation program reflects stockholder input and leading practices Recent enhancements to compensation program x Performance measures aligned with strategy x Majority of total compensation opportunity is performance - based x No excise tax gross - ups x No option repricing x No recycling of shares x Robust recoupment policy and disclosure commitment x Broad anti - pledging and anti - hedging policy x Policy to limit executive severance x Limited perquisites and personal benefits x SERP closed to new participants x Double trigger vesting of equity awards x Robust stock ownership guidelines x Two - year holding period on PSU shares earned x No dividend equivalents on unvested awards x Cap on annual cash incentive awards x Relative TSR modifier incorporated into long - term program Leading practices in compensation programs Simplification of long - term equity: single PSU structure in place of the two forms of PSUs awarded in 2018 Alignment of PSU metrics to shift in business strategy and enhanced transparency in metric selection and target setting process Disclosed methodology for calculation of any non - GAAP financial measures in pay program Enhanced disclosure of r ecoupment policy and amended to include commitment to transparency Enhanced disclosure on the s election of comparator companies in peer groups that reflect evolving business In the latter part of 2019 and early 2020, we reached out to stockholders representing approximately 52% of our outstanding s har es and held calls with holders of nearly 22% of our outstanding shares, informing numerous enhancements to our compensation program

10 Our governance practices enhance effective oversight We recommend stockholders vote AGAINST the proposal to reduce the ownership threshold to request a stockholder action by written consent to 3% x We provide stockholders with a written consent right at a 25% ownership threshold x Reducing the ownership threshold to 3% of outstanding shares opens up written consent to abuse at the expense of long term stockholder interests and company resources x Our stockholders representing 15% of outstanding shares can call a special meeting, which is generally a preferred method for stockholder action. The Board has established significant rights and protections for stockholders and is committed to maintaining the highest standards of corporate governance We recommend stockholders vote AGAINST the proposal regarding our independent board chair x We currently have an independent Chair of the Board, and have since 2011, when our Board adopted its current board leadership structure x The Board believes that independence from, and oversight of, management is currently maintained effectively through its independent Chair, the Board’s composition and Board Committee system, and the strong corporate governance practices that are in place ► Majority voting standard in director elections ► Stockholder right to call special meetings ► Stockholder right to act by written consent ► Proxy access with a 3/3/20/20 by - law ► Independent Chair ► Annual election of all directors ► No supermajority vote provisions ► Diversity of Board and Board committee leadership ► Board decreased to 13 directors responding to stockholder input and further aligning with corporate governance best practices ► Robust stockholder outreach program and responsiveness to stockholder input

11 We ask for your vote at the 2020 Annual Meeting Our Board values your support for its recommendations on the following ballot items: Item 1 FOR the election of the 13 director nominees to serve on the Board Item 2 FOR the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020 Item 3 FOR the Say on Pay advisory vote on the approval of executive compensation Item 4 FOR the proposed amendment of the Company’s 2017 Incentive Compensation Plan (the “2017 ICP”) to increase the number of shares authorized to be issued under the 2017 ICP Item 5 FOR the proposed amendment of the Company’s 2007 Employee Stock Purchase Plan (the “2007 ESPP”) to increase the number of shares available for sale under the 2007 ESPP Item 6 AGAINST the stockholder p roposal to lower the ownership t hreshold to request action by written consent to 3% from 25% Item 7 AGAINST the stockholder proposal regarding our independent board chair x x x x x  